EXHIBIT 3.1

BYLAWS

OF

FIRST FINANCIAL HOLDINGS, INC.

ARTICLE I

Home Office

The home office of First Financial Holdings, Inc. (herein the "Corporation") shall be at 2440 Mall Drive, Charleston, in the County of Charleston, in the State of South Carolina. The Corporation may also have offices at such other places within or without the State of South Carolina as the board of directors shall from time to time determine.

ARTICLE II

Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the home office of the Corporation or at such other place within or without the State in which the principal place of business of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation as may properly come before the meeting shall be held annually at such date and time as the board of directors may determine.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the majority of the board of directors or by a committee of the board of directors in accordance with the provisions of the Corporation's Certificate of Incorporation.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman or the vice chairman of the board, or the president to preside at such meetings.

SECTION 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, if a special meeting, the purpose(s) for which the meeting is called shall be given by the secretary or the officer performing his or her duties, not less than ten days nor more than sixty days before the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Corporation, with postage prepaid. If a stockholder is present at a meeting, or in writing or by electronic transmission waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary, except where the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. It shall not be necessary to give any notice of the time and place of any meeting, or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not fewer than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If the board of directors so fixes a date for the stockholders entitled to notice of a meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment; provided, however that the board of directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

SECTION 7. Voting Lists. At least ten days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the entire time of the meeting. The original stock transfer books shall constitute prima facie evidence of the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum.

SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing, or by any other means authorized by the Delaware General Corporation Law, including but not limited to, electronic transmission, by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid or acted upon after three years from its date unless the proxy provides for a longer period.

SECTION 10. Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of stock held by such stockholder. All elections of directors shall be determined by a plurality of the votes cast, and unless otherwise provided in the Certificate of Incorporation, by Statute, or by these Bylaws, a majority of those votes cast by stockholders shall be sufficient to pass on any other matter before a meeting of stockholders.

SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three.

Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman or the vice chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman or the vice chairman of the board or the president.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes or ballots; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 14. Nominating Committee. The board of directors shall appoint a nominating committee for  recommending to the Board nominees for election as directors and for performing such other duties and responsibilities as may be delegated to the nominating committee by the board of directors.

SECTION 15. Stockholder Nominations and Proposals for New Business. Any director nominations by stockholders or proposals for new business to be taken up at an annual meeting of stockholders shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and may, at its discretion, also elect a vice chairman of the board. The board shall designate, when present, either the chairman or the vice chairman of the board or the president to preside at its meetings.

SECTION 2. Number, Term and Election. The board of directors shall consist of not less than seven (7) and not more than fifteen (15) members and shall be divided into three classes as nearly equal in number as possible.  The members of each class shall be elected for a term of three years and until their successors are elected and qualified.  One class shall be elected by ballot annually.  The board of  directors  may  increase or decrease  the number of members of the board of directors by a vote of at least two-thirds of the board members then in office,  provided the total number of directors on the board may not be more than fifteen (15) nor less than seven (7).

SECTION 3. Qualification. Each director shall maintain beneficial ownership of not less than 100 shares of capital stock of the Corporation within one year after first election to the board of directors.

SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw  as the next meeting of the board of directors held following the annual meeting of the shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman or the vice chairman of the board or the president, or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place within or without the State of South Carolina as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but directors will not receive any compensation for participation in meetings by conference telephone.

SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least forty-eight hours when delivered personally, by telegram or by facsimile or electronic transmission or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram or when sent if sent by facsimile or electronic transmission. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation, or the laws of Delaware.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors or any committee thereof at a meeting may be taken without a meeting if all of the members of the board of directors or the committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

SECTION 10. Resignation. Any director may resign at any time by sending notice in writing or by electronic transmission to the home office of the Corporation addressed to the chairman or the vice chairman of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman or the vice chairman of the board or the president.

SECTION 11. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation.

SECTION 12. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

SECTION 13. Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.  Directors may receive such other compensation for their service as directors as may be determined by the board of directors. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless his or her written dissent to such action is filed with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent  to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

SECTION 15. Advisory Directors. The board of directors may by resolution appoint advisory directors to the board, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

SECTION 16. Age Limitation. No person shall be eligible for election, reelection, appointment, or reappointment to the board of directors if such person is then seventy years of age or older. No director who has attained age seventy shall serve beyond the annual meeting of the Corporation immediately following his or her attainment of seventy years of age. This limitation shall not apply to a person serving as an advisory director of the Corporation.

ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.  Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The board of directors shall have power, by the affirmative vote of a majority of the board of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the board of directors at any meeting of the board called for that purpose.

ARTICLE V

Officers

SECTION 1. Positions. The officers of the Corporation shall include a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman or the vice chairman of the board as an officer of the Corporation. The president shall be the chief executive officer unless the board of directors designates the chairman or the vice chairman of the board as chief executive officer. The president shall be a director of the Corporation. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the next meeting of the board of directors held following the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Certificate of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII

Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. The Corporation may issue certificated or uncertificated shares of its capital stock. The shares of the Corporation represented by certificates shall be signed by the chairman or the vice chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

SECTION 2. Form of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

SECTION 3. Payment for Shares. No share shall be issued until such share is fully paid.

SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Certificate of Incorporation.

SECTION 5. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by duly executed power of attorney filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares, if such shares are held in certificated form, or the receipt of proper transfer instructions from the holder of record or his or her legal representative, if such shares are held in uncertificated form. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

SECTION 6. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7. Lost Certificates. The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and reporting directly to the audit committee of the board of directors.

ARTICLE IX

Dividends

Subject to the provisions of the Certificate of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

ARTICLE X
Corporate Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

ARTICLE XI

Amendments

In accordance with the Corporation's Certificate of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

11